EXHIBIT 10.26

West Texas II Working Interest Trust Agreement dated May 30, 2001

Exhibit 10.26

WEST TEXAS II WORKING INTEREST TRUST

Dated May 30, 2001

Clayton Williams Energy, Inc.

TABLE OF CONTENTS

ARTICLE I . DEFINITIONS
ARTICLE II . CREATION AND PURPOSE OF TRUST; ACQUISITION OF WORKING INTEREST
Section 2.01	Creation of Trust.
Section 2.02	Purposes.
Section 2.03	Substitute Assignments.
ARTICLE III . CREATION OF UNITS AND CERTIFICATES
Section 3.01	Creation of Units.
Section 3.02	Certificates as Evidence of Ownership of Units.
Section 3.03	Rights of Unit Owners; Forfeiture of Interest.
Section 3.04	Character of Rights.
Section 3.05	Mutilated, Destroyed, Lost or Stolen Certificates.
Section 3.06	Protection of Trustees.
ARTICLE IV . ACCOUNTING AND DISTRIBUTIONS
Section 4.01	Fiscal Year and Accounting Method.
Section 4.02	Distributions.
Section 4.03	Income Tax Reporting.
ARTICLE V . TERM OF THE TRUST; DISSOLUTION AND DISTRIBUTION
Section 5.01	Term of the Trust.
Section 5.02	Distribution After Termination.
ARTICLE VI . ADMINISTRATION OF TRUST AND POWERS OF THE TRUSTEES
Section 6.01	General Authority.
Section 6.02	No Power to Dispose of the Working Interest.
Section 6.03	No Power to Engage in Business or Make Investments.
Section 6.04	Payment of Liabilities of Trust.
Section 6.05	No Power to Borrow.
Section 6.06	Cash Reserves and Cash Held Pending Distribution.
Section 6.07	Settlement of Claims.
Section 6.08	Income and Principal.
Section 6.09	Effective Trustees’ Powers on Trust Property.
Section 6.10	No Requirement of Diversification.
ARTICLE VII . RIGHTS AND LIABILITIES OF TRUSTEES
Section 7.01	General Liability of Trustee.
Section 7.02	Limitation of Liability of Unit Owners.
Section 7.03	Indemnification of Trustees.
Section 7.04	Compensation of Trustees — Services.
Section 7.05	Compensation of Trustees — Expenses.
Section 7.06	Reliance on Experts.
Section 7.07	No Security Required.
Section 7.08	Transactions in Multiple Capacities.
Section 7.09	Relief of Trustees from Certain Duties, Restrictions, and Liabilities.
Section 7.10	Appointment of Ancillary Trustees.

ARTICLE VIII . OFFICE OF TRUSTEES
Section 8.01	Removal of Trustees.
Section 8.02	Resignation of Trustees.
Section 8.03	Appointment of Successor Trustees.
Section 8.04	Rights of Successor Trustee.
ARTICLE IX . REVOCABILITY AND AMENDABILITY
Section 9.01	Revocability.
Section 9.02	Amendability.
ARTICLE X . MISCELLANEOUS
Section 10.01	Inspection of Trustees’ Books.
Section 10.02	Filing of Trust Agreement.
Section 10.03	Savings Clause.
Section 10.04	Notices.
Section 10.05	Situs of the Trust.
Section 10.06	Acceptance by Trustees.
Section 10.07	Counterparts.
Section 10.08	Headings.
Section 10.09	Independent Conduct.

ii

WEST TEXAS II WORKING INTEREST TRUST

This Trust Agreement made as of this 30th day of May, 2001, by and between Clayton Williams Energy, Inc., hereinafter referred to as “Company” or “Trustor”, and Stanley Beard, Robert L. Parker and Jordan R. Smith, members of the Compensation Committee of Trustor, hereinafter referred to as “Trustees”.

WHEREAS, Trustor holds interests in certain undeveloped oil and gas leases as described on Exhibit B attached hereto; and

WHEREAS, Trustor desires to provide an incentive for certain employees of Trustor to remain as employees of Trustor and to receive additional compensation therefor; and

WHEREAS, Trustor believes that the establishment of this Trust and the contribution of certain after-payout working interests to this Trust for the benefit of certain of the employees of the Trustor, hereinafter referred to as “Unit Owners”, will benefit both the Trustor and the Unit Owners; and

WHEREAS, the Trustee will hold the after-payout working interests and other assets of the Trust Estate, as hereinafter defined, as is provided herein.

NOW, THEREFORE, Trustor has GRANTED, ASSIGNED AND DELIVERED unto the Trustee hereunder One Hundred Dollars ($100.00), the receipt of which is hereby acknowledged and accepted by the Trustee, to have and to hold in trust as hereinafter set out and all other properties, real or personal, which may hereafter be received by the Trustee as additions to the Trust pursuant to this Trust Agreement (the “Trust Estate”).  To accomplish the purposes of this Trust, the Trustor and Trustee agree as follows:

ARTICLE I.  DEFINITIONS

After-Payout Working Interests or Working Interests.  Those working interests which are subject to payout provisions which are selected by the Trustor to be contributed to the Trust Estate.

Assignment of After-Payout Working Interest.  Those assignments, as the case may be, of after-payout working interests carved out of Trustor’s oil and gas lease inventory either to this Trust or from this Trust back to Trustor, substantially in the form set forth on Exhibit “A”.

Certificates.  Those documents that evidence ownership in the Units by the Unit Owners and referred to in Section 3.02 hereof.

Payout.  That point in time beginning with the first day of the month after the month in which all costs of production, ad valorem taxes, drilling, completing, equipping and/or plugging all of the wells comprising the Trust Estate has occurred.  Land and leasing costs, bonuses, delay rentals, will not constitute a “cost” for purposes of Payout.  The cost of seismic and seismic interpretation may be included as a cost for purposes of Payout on a per prospect basis.  Such determination will be made at the sole discretion of the Trustees.

Termination of Employment.  The cessation of employment with the Trustor by a Unit Owner for any reason, other than such Unit Owner’s death or total and permanent disability.

Termination of Trust.  The cessation, liquidation and winding up of this Trust which will be on the later to occur of (a) one (1) year from the date of this Trust Agreement, or (b) complete payout of all after-payout working interests comprising the Trust Estate.

Total and Permanent Disability.  With respect to a Unit Owner, the inability of the person to perform all of the substantial and material duties and functions of his or her occupation such person was performing at the time of becoming a Unit Owner.

Trust.  The trust created by this Trust Agreement.

Trust Agreement.  This Agreement by and between Trustor and the Trustees.

Trust Estate.  The After-Payout Working Interests and cash held by the Trustee pursuant to this Agreement initially comprised of those leases set forth on Exhibit “B”.

Units.  The fractional beneficial ownership of the Trust Estate which initially shall comprise 100 separate equal and distinct units as described in Section 3.01 hereof.

Unit Owner(s).  Employee(s), independent contractors or consultants of Trustor selected to participate as beneficiaries of this Trust.

ARTICLE II.  CREATION AND PURPOSE OF TRUST;

ACQUISITION OF WORKING INTEREST

Section 2.01     Creation of Trust.  There is hereby created a Revocable Trust for the benefit of the Unit Owners, who initially will be certain employees of the Trustor who are selected to participate hereunder.  The Trust shall be known as the “WEST TEXAS II WORKING INTEREST TRUST” and the Trustees may conduct all affairs of the Trust in such name.  The One Hundred Dollars ($100.00) initially placed in the Trust shall constitute the initial Trust Estate of the Trust.

Section 2.02     Purposes.  The purposes of the Trust are:

(16)     To protect and conserve, for the benefit of the Unit Owners, the Trust Estate;

(17)     To receive cash attributable to the After-Payout Working Interests after Payout; and

(18)     To pay or provide for the payment of any liabilities incurred in carrying out the purposes of the Trust andthereafter to distribute the remaining amounts received by the Trust pro rata to the Unit Owners as provided herein.

It is the intention and agreement of the Trustor and the Trustees to create an “Express Trust” within the meaning of Section 2 of the Texas Trust Act, for the benefit of the Unit Owners, and a “Grantor Trust” for federal income tax purposes of which the Trustor is the Grantor.  As set forth above and amplified herein, the Trust is intended to be a passive entity whose activities are limited to the receipt of cash and revenues attributable to the After-Payout Working Interests, and the distribution of such cash and revenues, after Payout, and after payment of or provision for Trust expenses and liabilities to the Unit owners.  It is neither the purpose nor the intention of the parties hereto to create, and nothing in this Trust Agreement shall be construed as creating, a partnership, joint venture, joint stock company, or business association between or among the Unit owners hereunder, present or future, or among or between the Unit Owners or any of them and the Trustees or Trustor.

Section 2.03    Substitute Agreements.  The Trustor may, but shall not be required to, amend the Trust Estate by executing and delivering to the Trustees before the expiration of one (1) year from date of this Trust, one or more substitute Assignments of After-Payout Working Interests.  In such case, the substitute Assignment of After-Payout Working Interests will be in the same form as, the original Assignment of After-Payout Working Interests then held by the Trustees.  On receipt of a substitute Assignment of After-Payout Working Interests, the Trustees shall re-assign to the Trustor the conveyance of working interest then held by the Trustees and accept in its place the substitute Assignment of After Pay-Out Working Interest until a further substitution, if any, is made pursuant to this Section 2.03.

ARTICLE III.  CREATION OF UNITS AND CERTIFICATES

Section 3.01     Creation of Units.  The entire beneficial interest in the Trust Estate is hereby divided into one hundred (100) separate equal and distinct Units.  The Units shall be granted to the Unit Owners in amounts as determined in the discretion of the Compensation Committee of the Board of Directors of the Trustor.  The initial Unit Ownership is set forth on Schedule 1 attached hereto.

Section 3.02     Certificates as Evidence of Ownership of Units.  The ownership of the Units shall be evidenced by Certificates in substantially the form set forth in Exhibit C attached hereto.  Notwithstanding anything else stated herein to the contrary, the Trustees may, for all purposes set forth in this Trust Agreement, including, without limitation, the making of distributions and voting, treat the holder of any Certificate as shown on the Trustees’ records as the owner of the Units evidenced thereby.

Section 3.03     Rights of Unit Owners; Forfeiture of Interest.  The Unit Owners shall have no rights to vote on any decisions made by either the Trustor or the Trustees with respect to this Trust.  In addition, this Trust shall be a spendthrift trust and prior to distribution of the working interests as provided in Article V hereof, the Unit Owners shall have no right to sell, assign, pledge, hypothecate, mortgage or dispose of the Units.  In addition, in the event of the termination of employment or the consulting agreement or contract of any Unit Owner prior to the expiration of one (1) year from the date of this Trust for any reason, other than death or total and permanent disability, his Units shall be deemed to be forfeited and shall be reallocated among the remaining participating Unit Owners, pro rata.

Section 3.04     Character of Rights.  The sole interest of each Unit Owner shall be his pro rata portion of the beneficial interest and the obligations expressly created under this Trust Agreement.  Such interest of a Unit Owner is and shall be construed for all purposes to be intangible personal property.  No Unit Owner shall have the right to seek or secure any partition during the term of this Trust or during the period of liquidation and winding up, and may not possess specific trust property.

Section 3.05     Mutilated, Destroyed, Lost or Stolen Certificates.  In the event that any Certificate is mutilated, destroyed, lost or stolen, the Trustees in their discretion may issue to the holder of such Certificate as shown by the records of the Trustees, a new Certificate in exchange and substitution for the mutilated Certificate, or in lieu of and substitution for the Certificate so destroyed, lost or stolen.

Section 3.06     Protection of Trustees.  The Trustees shall be protected in acting upon any notice, credential, certificate, assignment, or other document or instrument believed by the Trustees to be genuine and to be signed by the proper party or parties.

ARTICLE IV.  ACCOUNTING AND DISTRIBUTIONS

Section 4.01     Fiscal Year and Accounting Method.  The Trust fiscal year shall be the year beginning on the first of the month following the month in which this Trust Agreement is executed.  The Trustees shall maintain the books of the Trust on a cash basis  except to the extent that such books must be kept on any other basis pursuant to requirements for reporting by the Trustor to the Securities and Exchange Commission or any other governmental regulatory body.

Section 4.02     Distributions.  In the event that during the term of the Trust but prior to the expiration of the one year period the contributed properties have “paid out”, as defined, the Trustees shall distribute to the Unit Owners all income of the Trust in the proportion in which the Units are held on a quarterly basis.

Section 4.03     Income Tax Reporting.  For federal and state income tax purposes, the Trustees shall file such returns and statements as in their judgment are required to comply with applicable provisions in the 1986 Code and regulations thereunder, and any state taxation laws and regulations thereunder.  Until dissolution of this Trust and distribution of the underlying assets, the Trustor shall be considered the owner of the properties for purposes of allocation of items of income, gain, loss, deduction and credit.

ARTICLE V.  TERM OF THE TRUST;

DISSOLUTION AND DISTRIBUTION

Section 5.01     Term of the Trust.  The Trust shall continue for a term ending on the later to occur of (a) the expiration of one (1) year from the date of the Trust; or (b) Payout of the contributed properties.

Section 5.02     Distribution After Termination.  Upon termination of the Trust as set forth under Section 5.01 above, the producing properties comprising the Trust shall be distributed in the form of Assignment of Working Interest in accordance with the number of Units owned by each Unit Owner.  Any non-producing property or property that has not been drilled during the term of the Trust shall be re-assigned by the Trustees back to the Trustor.  Upon distribution of the interests to the Unit Owner, the Unit Owner shall own same free and clear of all liens, subject to the payment of lease operating expenses and subject to the Unit Owners’ execution of an Operating Agreement.

ARTICLE VI.  ADMINISTRATION OF TRUST

AND POWERS OF THE TRUSTEES

Section 6.01     General Authority.  Subject to the limitations set forth in this Trust Agreement, the Trustees are authorized to, and shall take such actions as, in their judgment, are necessary, desirable or advisable to achieve the purposes of the Trust.

Section 6.02     No Power to Dispose of the Working Interest.  The Trustees may not sell or otherwise dispose of the working interests other than a distribution to Unit Owners or the re-assignment to Trustor as is provided herein.

Section 6.03     No Power to Engage in Business or Make Investments.  The Trustees shall not, in their capacities as Trustees under the Trust, acquire any oil and gas property other than the After-Payout Working Interests, nor engage in any business or investment activity of any kind whatsoever.  Nothing contained in this Section 6.03 shall prevent the Trustees from taking those actions as are expressly permitted by other portions hereof or reasonably related thereto, including the dissolution of the Trust.

Section 6.04     Payment of Liabilities of Trust.  The Trustees are authorized to, and shall use all money received by it for the payment of all liabilities of the Trust, including, but not limited to, all expenses, taxes and liabilities incurred of all kinds, and reimbursement to them of all expenses pursuant to Section 7.04 and 7.05 hereof.

Section 6.05     No Power to Borrow.  The Trustees shall not have authority to borrow funds or otherwise pledge, mortgage or hypothecate the assets of the Trust.

Section 6.06     Cash Reserves and Cash Held Pending Distribution.  The Trustees, in their sole discretion, may, but are not obligated to, establish a cash reserve if (a) (i) a claim is asserted or likely to be asserted against the Trust and the Trust has received an opinion of counsel stating that the party or parties asserting the claim, or likely to assert the claim, have a reasonable probability of succeeding in such claim, or (ii) a claim against the Trust has been successful but such claim is not currently due and payable; and (b) the probable amount of such potential or successful claim is such that it cannot be satisfied out of the monthly income amount at the time that it is reasonably probable the claim will have to be paid.  The Trustees may, in their sole discretion, at any time, decrease or eliminate any cash reserve previously established in the Trust.  The Trustees shall be under no obligation to invest and shall not invest in any manner any cash being held by them for ultimate distribution.

Section 6.07     Settlement of Claims.  The Trustees are authorized to maintain, defend and settle in the Trust’s name, any claim or controversy by or against the Trust without the joinder or consent of any Unit Owner.

Section 6.08     Income and Principal.  The Trustees may, but shall not be required to, keep separate accounts or records for income and principal.  To the extent that such separate accounts or records are kept, the Trustees may allocate the receipts, disbursements and reserves of the Trust between income or principal in the discretion of the Trustees, and the Trustees’ discretion need not accord with the provisions of any requirement of applicable law which may be lawfully negated by this Trust Agreement.  Regardless of any such characterization, however, the Trustees shall not make any distribution, accumulate any funds, or maintain any reserve except as expressly provided in this Trust Agreement.  The Trustees shall not maintain a reserve for depletion of the assets represented in the Trust Estate.

Section 6.09     Effective Trustees’ Powers on Trust Property.  The powers granted the Trustees under this Trust Agreement may be exercised upon such terms as the Trustees deem advisable and may affect Trust Estate for any length of time regardless of the duration of the Trust.

Section 6.10     No Requirement of Diversification.  The Trustees shall be under no obligation to diversify the Trust Estate or to dispose of any wasting assets.

ARTICLE VII.  RIGHTS AND LIABILITIES OF TRUSTEES

Section 7.01     General Liability of Trustee.  The Trustees are empowered to act in their discretion and shall not be personally or individually liable for any act or omission except in the case of negligence, bad faith, fraud, or any liability the Trustees may have vis-à-vis the Unit Owners as provided in Section 7.02 hereof.

Section 7.02     Limitation of Liability of Unit Owners.  In engaging in any activity or transaction which results or could result in any kind of liability, the Trustees shall take all the steps necessary to ensure that such liability shall be satisfiable in all events (including the exhaustion of the Trust Estate) only out of the Trust Estate, that such liability shall not be satisfiable out of any amounts distributed to Unit Owners or other assets owned by Unit Owners, and that no Unit Owner shall have any personal liability therefore.  In the event of failure by the Trustees to take such steps, the Trustees shall be fully and exclusively liable for any resulting liability (other than liability for state and federal income taxes or liabilities for refunds, fines, penalties, or interest relating to the oil or gas pricing overcharges) vis-à-vis the Unit Owners; provided, however, that the Trustees shall be entitled to be indemnified and reimbursed from the Trust Estate, as provided in Section 7.03 infra.

Section 7.03     Indemnification of Trustees.  The Trustees shall be indemnified by, and receive reimbursement from, the Trust Estate against and from any and all liability, expense, claim, damage, or loss incurred by them individually or as Trustees in the administration of the Trust and the Trust Estate or any part or parts thereof, or in the doing of any act done or performed or omission occurring on account of their being Trustees, except (1) such liability, expense, claim, damage, or loss arising from their negligence, bad faith, or fraud, and (2) any loss resulting from Trustees’ expenses (direct or indirect) in carrying out the administrative tasks required hereunder exceeding the compensation and reimbursement provided for pursuant to Sections 7.04 and 7.05 hereof.  The Trustees shall have a lien upon the Trust Estate to secure them for such indemnification and reimbursement and for compensation to be paid to the Trustees.

Except as provided in this Section 7.03, neither the Trustees nor any agent or employee of the Trustees shall be entitled to any reimbursement or indemnification from any Unit Owner for any liability, expense, claim, damage, or loss incurred by the Trustees or any such agent or employee; and the rights of the Trustees or any employee or agent of the Trustees to reimbursement and indemnification, if any, shall be limited solely to the Trust Estate, whether or not such reimbursement and indemnification shall be insufficient fully to reimburse or indemnify the Trustees or any such agent or employee.

Section 7.04     Compensation of Trustees — Services.  The Trustees shall not be compensated for services rendered hereunder, but shall continue to be compensated by the Trustor in their capacity as members of the Compensation Committee.

Section 7.05     Compensation of Trustees — Expenses.  The out-of-pocket costs incurred by the Trustees such as travel, legal services, stationery, binders, envelopes, ledger sheets, transfer sheets, checks, disbursements such as postage and insurance, filing fees, listing fees, and fees and expenses incurred for experts or other professionals hired pursuant to Section 7.06 will be paid by the Trustor.

The initial organizational costs of the Trust, fees of legal counsel, engineering costs, and the initial cost of organizing the Trust shall be paid by the Trustor.

Section 7.06     Reliance on Experts.  To perform any act required or permitted by this Trust Agreement the Trustees may, but shall not be required to, consult with counsel, accountants, geologists, engineers, and other parties deemed by the Trustees to be qualified as experts on the matters submitted to them, who may be employees of the Trustee.  The Trustees are authorized to make payments of all reasonable fees for services or expense thus incurred out of the Trust Estate.

Section 7.07     No Security Required.  No bond or other security shall be required of the Trustees.

Section 7.08     Transactions in Multiple Capacities.  To the extent allowed by applicable law, the Trustees shall not be prohibited in any way in exercising its powers or from dealing with itself in any other capacity, fiduciary or otherwise.

Section 7.09     Relief of Trustees from Certain Duties, Restrictions, and Liabilities.  Pursuant to Article 7425b-22 of the Texas Trust Act, the Trustor hereby relieves the Trustees from any or all duties, restrictions, and liabilities otherwise imposed upon the Trustees by the Texas Trust Act except for such duties, restrictions, and liabilities as are imposed (a) by Sections 10, 11, and 12 of the Texas Trust Act; (b) by the terms and conditions of this Trust Agreement; or (c) by any other applicable law, rule, or regulation.

Section 7.10     Appointment of Ancillary Trustees.  If at any time it becomes necessary under the laws of any jurisdiction other than Texas for a trustee qualified under such laws to make any action with respect to assets held in the Trust Estate, or if at any time in its discretion the Trustees determine it would be useful or desirable in connection with the administration of the Trust Estate, the Trustor may appoint in writing an individual, bank, or trust company legally qualified to act in such other jurisdiction to serve as ancillary Trustee for such purposes.  Such ancillary Trustee shall have all rights, privileges, powers, responsibilities, and duties as are delegated in writing by the appointing Trustee and consistent with the provisions of this Trust Agreement.  Such ancillary Trustee shall be responsible to the Trustees for all assets with respect to which the ancillary Trustee is empowered to act.  To the extent permitted under the laws of such other jurisdiction, the Trustor may remove an ancillary Trustee at any time, without cause and without the necessity of any court proceeding, and may appoint a successor ancillary Trustee from time to time and at any time.

ARTICLE VIII.  OFFICE OF TRUSTEES

Section 8.01     Removal of Trustees.  A Trustee may be removed as a Trustee at any time by the Trustor.

Section 8.02     Resignation of Trustees.  A Trustee may resign at any time, with or without cause, by giving written notice by certified mail to the Trustor and to each Unit Owner.  Such resignation shall be effective as of the date specified in such Notice.

The resigning Trustee shall account to its successor for the administration of the Trust Estate as may be required by the Successor Trustee.  All successors to such resigning Trustee shall be fully protected in relying upon such accounting.

Section 8.03     Appointment of Successor Trustees.  In the event a Trustee has been removed or has given notice of its intention to resign, a successor Trustee shall be appointed by the Trustor within ten (10) days of the resignation of the prior Trustee.  Notice of appointment of successor Trustee shall be given by the Trustee to each Unit Owner.

Section 8.04     Rights of Successor Trustee.  Immediately upon the appointment of any successor Trustee (including a temporary successor Trustee), all rights, titles, duties, powers, and authority of the succeeded Trustee hereunder shall be vested in and undertaken by the successor Trustee which shall be entitled to receive from the Trustee which it succeeds, in addition to the accounting referred to in Section 8.02, all of the Trust Estate held by it hereunder and all records and files in connection therewith.  No successor Trustee shall be obligated to examine or seek alteration of any accounting of any preceding Trustee, nor shall any successor Trustee be liable personally for failing to do so or for any act or omission of any preceding Trustee.  The preceding sentence shall not prevent any successor Trustee or anyone else from taking any action otherwise permissible in connection with such accounting.

ARTICLE IX.  REVOCABILITY AND AMENDABILITY

Section 9.01     Revocability.  This Trust Agreement and the Trust hereunder are revocable at the sole discretion of the Trustor.

Section 9.02     Amendability.  The Trustor and the Trustees (without the consent of the Unit Owners) may, from time to time, and at any time prior to the termination of the Trust, enter into an agreement amending the terms of this Trust Agreement to cure any ambiguity, correct or supplement any provision contained herein, make such other provisions in regard to matters or questions arising under this Trust Agreement, as the Trustor may deem necessary or desirable and whether or not it affects adversely the interests of the Unit Owners.

ARTICLE X.  MISCELLANEOUS

Section 10.01   Inspection of Trustees’ Books.  The Unit Owners and their duly authorized agents, attorneys, and auditors shall have the right during reasonable business hours at their own cost and expense to examine, inspect and make audits of the Trust and records of the Trustees in reference thereto.

Section 10.02   Filing of Trust Agreement.  Except as otherwise required by law, neither this Trust Agreement nor any executed copy hereof need be filed in any county or other jurisdiction in which any of the properties comprising the Trust Estate are located, but the same may be filed for record in any county or other jurisdiction by the Trustees.  In order to avoid the necessity of filing this Trust Agreement for record, the Trustees agree that for the purposes of vesting the record title in any successor Trustee, the retiring Trustee will, upon appointment of any successor Trustee, execute and deliver to such successor Trustee appropriate assignments or conveyances.

Section 10.03   Savings Clause.  If any provision of this Trust Agreement or the application thereof to any person, property, or circumstances shall be finally determined by a court of proper jurisdiction to be illegal, invalid, or unenforceable to any extent, the remainder of this Trust Agreement or the application of such provision to persons, properties, or circumstances other than those as to which it is held illegal, invalid, or unenforceable, shall not be affected thereby, and every provision of this Trust Agreement shall be valid and enforced to the fullest extent permitted by law.

Section 10.04   Notices.  Any notice or demand which is required or permitted under this Agreement to be given or served upon any party may be given or served by being deposited, postage prepaid, by registered or certified mail, in a post office or letter box addressed, or by hand delivery to the parties at the following addresses:

Trustor:	Clayton Williams Energy, Inc.

6 Desta Drive, Suite 6500

Midland, TX 79705

Trustees:	Robert L. Parker

8 East Third Street

Tulsa, OK 74103

Stanley S. Beard

500 W. Texas, Suite 705

Midland, TX 79701

Jordan R. Smith

515 W. Greens Road, Suite 1000

Houston, TX 77067

Any notice or other communication by the Trustees or Trustor to any Unit Owner shall be deemed to have been sufficiently given, for all purposes, when deposited, postage prepaid, in a post office or letter box addressed to said holder at its last address as shown on the records of the Trustees.

Section 10.05   Situs of the Trust.  The situs of the Trust hereby created is Texas, and the laws of Texas shall control with respect to the construction, administration, and validity of the Trust.

Section 10.06   Acceptance by Trustees.  The Trustees, by joining in the execution of this Trust Agreement, accept the Trust herein created and provided for, and accept all of the rights, powers, privileges, duties, and responsibilities of the Trustees hereunder, and agree to exercise and perform the same in accordance with the terms and provisions contained herein.

Section 10.07   Counterparts.  This Trust Agreement may be executed in a number of counterparts, each of which shall constitute an original, but such counterparts shall together constitute but one and the same instrument.

Section 10.08   Headings.  The headings of the Sections and Articles of this Agreement are inserted for convenience only and shall not constitute a part hereof.

Section 10.09   Independent Conduct.  The Trustees, and the Trustor on behalf of all future Unit Owners, hereby reserve and retain the right to engage in all businesses and activities of any kind whatsoever (irrespective of whether the same may be in competition with the Trust), and to receive compensation or profit therefor, for their own respective accounts and without in any manner being obligated to disclose or offer such business and activities or assets or compensation or profit to each other or to the Trust.

In Witness Whereof, Trustor and Trustees hereunto set their hands effective as of the day and year first above written.

TRUSTOR:

CLAYTON WILLIAMS ENERGY, INC.

By:	/Paul Latham

TRUSTEES:

/s/Stanley S. Beard/
Stanley S. Beard

/s/Robert L. Parker
Robert L. Parker

/s/Jordan R. Smith
Jordan R. Smith

SCHEDULE 1

WEST TEXAS II WORKING INTEREST TRUST

Ownership Summary

Groner, Jerry

24.8569

%

Lyssy, Sam

20.8551

%

Senich, Mike

16.8045

%

Kennedy, John

10.4276

%

Riggs, Mel

5.7521

%

Latham, Paul

5.1571

%

Benton, Greg

4.8086

%

Wolfshohl, Clarence

3.0655

%

Pollard, Mike

2.2894

%

Irvin, Logan

2.0917

%

Tisdale, Mark

1.2393

%

Collins, Jim

0.5737

%

Pruitt, Donnie

0.5213

%

Cunningham, Mickey

0.4426

%

Thomas, Robert

0.4208

%

Polson, Dennis

0.3770

%

Jones, Kim

0.1585

%

Alford, Danny	0.1584%
100.0000%